Exhibit 99.1

Drinks Americas Announces Second Quarter 2010

Drinks Second Fiscal Quarter Net Sales Up 839% Over Prior Year

WILTON, CT, (December 20, 2010) – Drinks Americas Holdings, Ltd. (OTCBB: DKAM); a leading developer and marketer of beverage products, today announced earnings for the three and six months quarters ended October 31, 2010.

Three Months

Drinks Americas, whose second fiscal quarter net sales of approximately $144,000 for the three months ended October 31, 2010, were up 839% over sales of approximately $15,000 for the same fiscal quarter of 2009, which sales decline was due to the termination of the Company’s bank credit facility.

This improvement is the result of Drinks Americas focused effort to continue growing each of its brands case volumes, increased Olifant Vodka sales and the launch of Rheingold Beer, while successfully lowering its ongoing operating costs and debt.

The Company launched the sale of Rheingold Beer in the second quarter ended October 31, 2010, which sales accounted for over $106,000 or 73% of the total three-month sales and 43% of the total six month year to date sales.

Selling, general and administrative expenses for our second fiscal quarter were reduced by $900,000, a 57% overall reduction over the same fiscal quarter of 2009, as the Company aggressively reduced operating expenses.

For the three-month fiscal quarter ended October 31, 2010, Drinks Americas net loss of approximately $850,000 was reduced 48% or approximately $790,000 from $1,640,000 for the three months ended October 31, 2009.

The net loss per share (basic and diluted) for the three-month fiscal quarter ended October 31, 2010 of $0.03 per share reflects a $0.21 per share improvement over the $0.24 per share loss for the same period in 2009.

Six Months

Sales for the six months ended October 31, 2010, were approximately $246,000, a $203,000 decrease from a year ago due to the previously noted working capital credit crunch.

The continuing positive effects of Drinks Americas cost-reduction initiatives significantly contributed to lowering our losses in the first six months ended October 31, 2010 primarily through maintaining our strategic commitment to lower our operating expenses. Selling, general and administrative expenses were reduced 59% over the same period of the prior year or approximately $1,884,000 to 1,326,000 from approximately $3,210,000 for the same period of the prior year.

Drinks Americas net loss for the six months ended October 31, 2010 was reduced by approximately $1,768,000 (or 50%) to approximately $1,749,000 from $3,516,000 for the six months ended October 31, 2009.

Our net loss per share (basic and diluted) for the six months ended October 31, 2010 was reduced to $0.08 per share from $0.55 cents per share for the same six-month period one year ago.

Debt Reduction

We have and will continue to systematically and judiciously reduce the Company’s outstanding debt.  As of October 31, 2010, we have reduced debt approximately $2,156,000 or 27% to $5,896,000 from approximately $8,052,000 at October 31, 2009. This decrease in our outstanding debt is attributable to a decrease in our notes and loans payable of approximately $495,000; a reduction of our outstanding accrued expenses and accounts payable of approximately $1,932,000; the addition of $450,000 from the return of collateral by an investor previously treated as a reduction in our loan balance and the re-payment of $200,000 of our long-term debt. We anticipate continuing to negotiate and manage the reduction of our debt.

Liquidity and Capital Resources

Our consolidated financial statements have been prepared assuming that we will continue as a going concern. Our working capital and stockholders’ deficits as of October 31, 2010 indicate that we will need additional financing which may take the form of equity or debt as we have converted certain liabilities into equity. We anticipate that increased sales revenues from Rheingold Beer and our sales agreement with Mexcor will continue to grow our revenues. In the event we are not able to increase our working capital, we will not be able to implement or may be required to delay all or part of our business plan. Our ability to attain profitable operations, generate positive cash flows from operating and investing activities and materially expand our business may be materially adversely affected. Our consolidated financial statements do not include any adjustments relating to the classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue in existence.

Continuing Growth

Drinks Americas brand portfolio continues to increase sales under contract with Mexcor for national sales and distribution. Old Whiskey River grew at 196% over the past six months, Damiana grew at 428% the past six months, Trump Vodka grew at 64% the past six months and Olifant Vodka grew at 641% over the past three months. Olifant Vodka continues to expand with six containers being ordered by distributors for shipment through the holidays.

The Company’s launch of Rheingold Beer has been vigorous. The Company is currently selling the historic brand in Metro New York, New Jersey, Connecticut and Pennsylvania with plans to expand rapidly into Michigan, Ohio, Illinois, Kentucky, Florida, Georgia, West Virginia, Maryland, District of Colombia, Massachusetts, Oklahoma and New Hampshire. In many of these states, particularly Florida, there is a rich history of Rheingold sales preference and consumer acceptance.

Currently we sell Rheingold only in 12 pack, 12-ounce cans. We intend to expand our portfolio with 12 oz. bottles, 18 pack cans and plastic non-returnable kegs. In the near term, we are placing a substantial amount of signage in the way of tin signs in the market and will follow up with neon signs.

The majority of our distributors have placed repeat orders. Our projected new orders in hand for our planned expansion markets in 2011 now total approximately $300,000.

About Drinks Americas

Drinks Americas develops, owns, markets, and nationally distributes premium alcoholic beverages including Willie Nelson's Old Whiskey River Bourbon and Trump Super Premium Vodka.  Other products owned by Drinks Americas include Olifant Vodka, Damiana Liqueur, Aguila Tequila and Rheingold Beer. The Company has recently developed and assisted in the launch of Kid Rock’s American Badass Beer selling in Michigan. For further information, please visit our new websites at www.drinksamericas.com and www.rheingoldbrewingCompany.com.

Safe Harbor

Except for the historical information contained herein, the matters set forth in this release, including the description of the Company and its product offerings, are forward-looking statements within the meaning of the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the historical volatility and low trading volume of our stock, the risk and uncertainties inherent in the early stages of growth companies, the Company's need to raise substantial additional capital to proceed with its business, risks associated with competitors, and other risks detailed from time to time in the Company's most recent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. The Company disclaims any intent or obligation to update these forward-looking statements.
Contacts:
Charles Davidson
Drinks Americas, Inc.
203-762-7000

Dan Schustack
CEOcast, Inc.
212-732-4300

DRINKS AMERICAS HOLDINGS, LTD., AND AFFILIATES
Consolidated Balance Sheets

	OCTOBER 31, 2010	APRIL 30, 2010
	(Unaudited)
Assets
Current assets:
Cash and equivalents	$17,998	203,552
Accounts receivable, net of allowance for doubtful accounts of $124,492 and $127,846, respectively.	131,869	66,346
Inventories, net of allowances	168,645	222,608
Other current assets	65,095	19,789
Total current assets	383,607	512,295

Property and equipment, net of accumulated depreciation	20,555	32,309
Investment in equity investees	73,593	73,593
Intangible assets, net of accumulated amortization	1,887,758	1,971,300
Deferred loan costs, net of accumulated amortization	193,867	437,973
Other assets	55,560	85,735
Total assets	$2,614,940	$3,113,205
Liabilities and Shareholders' Deficiency
Accounts payable	$2,212,879	$2,199,665
Accrued expenses	2,313,226	2,744,058
Investor note payable	450,000	-
Notes and loans payable, net of long – term portion	479,889	437,196
Loan payable – related party	19,135	154,670
Deferred revenue	21,243	63,730
Total current liabilities	5,496,372	5,599,319

Notes and loans payable, net of current portion	400,000	400,000

Total liabilities	5,896,372	5,999,319

Commitments and Contingencies

Shareholders' deficiency:
Preferred stock, $0.001 par value; 1,000,000 shares authorized:
Series A Convertible: $0.001 par value; 10,544 shares issued and outstanding at October 31, 2010 and April 30, 2010.	11	11
Series B: $10,000 par value; 13.837 issued and outstanding, at October 31, 2010 and April 30, 2010.	138,370	138,370
Series C: $1.00 par value; 635,835 shares issued and outstanding, at October 31, 2010 and -0- at April 30, 2010.	635,835	-
Common stock, $0.001 par value; 500,000,000 and 100,000,000, respectively, authorized; issued and outstanding 32,017,000 shares and 18,873,000 shares at October 31, 2010 and April 30, 2010	32,017	18,873
Treasury stock, 738,333 and 1,738,333 common shares held at October 31, 2010 and April 30, 2010	-	-
Additional paid-in capital	40,828,612	40,111,695
Accumulated deficit	(44,966,450)	(43,217,597)
Total Drinks Americas Holdings, Ltd. shareholders' deficiency	(3,331,60)	(2,948,648)
Equity attributable to non-controlling interests	50,173	62,534
Total shareholders’ deficiency	(3,281,432)	(2,886,114)
Total liabilities and shareholders’ deficiency	$2,614,940	$3,113,205

DRINKS AMERICAS HOLDINGS, LTD., AND AFFILIATES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Six months ended		Three months ended
	October 31,		October 31,
	2010	2009	2010	2009

Net sales	$245,898	$449,278	$143,642	$15,305

Cost of sales	211,953	321,709	114,034	15,801

Gross margin	33,945	127,569	29,608	(496)

Selling, general & administrative expenses	1,326,110	3,210,057	685,940	1,586,440

Loss from Operations	(1,292,165)	(3,082,488)	(656,332)	(1,586,936)

Other income (expense):
Interest	(469,049)	(517,485)	(204,212)	(79,780)
Other	-	83,478	-	26,547
Net Other Expense	(469,049)	(434,007)	(204,212)	(53,233)

Net loss before allocation to non-controlling interests	$(1,761,214)	$(3,516,495)	$(860,544)	$(1,640,169)
Net loss attributable to non-controlling interests	12,361	-	10,129	-
Net loss attributable to Drinks Americas Holdings, Ltd.	$(1,748,853)	$(3,516,495)	$(850,415)	$(1,640,169)
Net loss per share (basic and diluted)	$(0.08)	$(0.55)	$(0.03)	$(0.24)
Weighted average number of common shares (basic and diluted)	23,544,905	6,408,794	27,247,013	6,798,710